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                                                                Exhibit 15(a)(2)

                                      Proxy

    Please          TELVENT            This proxy is solicited on behalf of the
     sign                                                    board of directors
      and
    return               The undersigned hereby appoints Mr. Manuel Sanchez
     this           Ortega and Mr. Jose Ignacio del Barrio Gomez and each of
     proxy          them as Proxies, each with the full power to appoint his/her
    whether         substitute, and hereby authorizes them to represent and to
    or not          vote, as designated below, all the Ordinary Shares of
  you expect        Telvent GIT, S.A. held of record by the undersigned on
   to attend        December 17, 2004, at the Special Meeting of Shareholders to
      the           be held on December 22, 2004, on the first call, and, as the
    meeting         case may be on December 23, 2004 on the second call, and at
    -------         any adjournments thereof:

    You may         1.  Application of the Spanish Tax Consolidations Regimen.
 nevertheless
    vote in             For [ ]           Against [ ]          Abstain [ ]
   person if
  you attend
                    2.  Granting of execution and formalization powers.

                        For [ ]           Against [ ]          Abstain [ ]


                    3.  Approval, as the case may be, of the minute(s).

                        For [ ]           Against [ ]          Abstain [ ]

                    4. In their discretion, the Proxies are authorized to vote upon such other business as properly may come before the meeting.


                       This Proxy when properly executed will be voted in the
                    manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for Proposals 1, 2, and 3.

                       Proxy cards should be delivered to the Company to the
                    attention of the Secretary to the Board of Directors.

      Please sign exactly as your name appears in the record book. When shares are held by joint tenants, both should sign.


                                   When signing as attorney, as executor,
                                   administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Number of Ordinary Shares Owned:   _______

                                   --------------------------------------------
                                                   (Signature)

                                   Printed Name:
                                                 ------------------------------
Date: December   , 2004
               --
                                   --------------------------------------------
                                           (Signature, if held jointly)

                                   Printed Name:
                                                 ------------------------------
                                   Address:
                                            -----------------------------------

                                   --------------------------------------------

                                   --------------------------------------------
                                         Please mark, sign, date and return
                                               the proxy card promptly
                                   --------------------------------------------


State of
          -----------------------------

County of
          -----------------------------

The foregoing instrument was acknowledged before me this ____ day of December 2004, by _________________________.



                                   --------------------------------------------
                                                     Notary